UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2020

Future FinTech Group Inc.

(Exact name of registrant as specified in its charter)

Florida	001-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23F, China Development Bank Tower,

No. 2, Gaoxin 1st Road, Xi’an, China 710075

(Address of principal executive offices, including zip code)

(86-29) 8187-8277

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FTFT	Nasdaq Stock Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 4, 2020, the board of directors (the “Board”) of Future FinTech Group Inc. (the “Company”) received the resignation of Mr. Yongke Xue from his position as the Chief Executive Officer of the Company. Mr. Xue’s decision to resign is not because of any disagreement with the Company, its management or its other directors.

On March 4, 2020, the Board received the resignation of Mr. Zhi Yan from his position as a member of the Board. Mr. Yan’s decision to resign is not because of any disagreement with the Company, its management or its other directors.

On March 4, 2020, the Board appointed Mr. Shanchun Huang (also known as Shawn Shanchuan Huang) as the Company’s Chief Executive Officer and a member of the Board to fill the vacancies created by the resignation of Mr. Xue and Mr. Yan.

Mr. Huang, age 54, has served as the president of Wealth Index (Beijing) Fund Management Co., Ltd., which provides private equity fund management service, from March 2011 to March 2020, and as the president of Wealth Index (Beijing) International Investment Consulting Co., Ltd., which provides investment management and consulting services for non-securities related business, from August 2004 to March 2020. From May 2001 to June 2004, Mr. Huang was the vice president of Zhejiang Geely Holding Group Corporation, a global automobile company headquartered in Hangzhou, China. Mr. Huang graduated from Hefei Staff University of Science and Technology in July, 1986, majoring in news collection and editing. The Board believes that Mr. Huang’s significant business experience will be an asset to the Company and the Board.

On March 7, 2020, the Company entered into an employment agreement (the “Agreement”) with Mr. Huang which provides that Mr. Huang will receive compensation in the amount of $1 per year. The term of the employment agreement is for one (1) year.

Mr. Huang was not selected pursuant to any arrangement or understanding between him and any other person. There are no family relationships between Mr. Huang and the directors, nor between Mr. Huang and any executive officer of the Company. Mr. Huang is not party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

The foregoing description of the Agreement is only a summary of the terms of the Agreement and does not purport to be a complete description of such document, and is qualified in its entirety by reference to the Agreement, a copy of which is attached as an exhibit hereto and which is incorporated by reference into this Item 5.02

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1#	Employment Agreement between Future FinTech Group Inc. and Shanchun Huang dated March 7, 2020

#	Indicates management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future FinTech Group Inc.

Date: March 10, 2020	By:	/s/ Shanchun Huang
	Name:	Shanchun Huang
	Title:	Chief Executive Officer

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